EXHIBIT 99.1

                      RISKS RELATED TO OUR BUSINESS

WE ARE EXPERIENCING RAPID GROWTH, WHICH MAY STRAIN OUR RESOURCES.

We have experienced rapid growth in our business in which revenues grew from approximately $16.5 million in 1996 to approximately $50.2 million in 2000 and $37.2 million for the first six months of 2001. Our goal is to continue to increase sales in our current product line and to expand our business into new and complimentary markets, including our water treatment and cooling water service programs. We may also acquire other companies which have businesses which complement or may expand our existing or new businesses. Rapid expansion is difficult to maintain and is likely to place a significant strain on our senior management team and other resources. Such expansion could require us to:

*    implement additional operating, manufacturing and financial controls;

*    increase our capital expenditures;

*    hire additional personnel;

* install additional reporting and management information systems for order processing, production, monitoring, inventory control and financial reporting; and

*    expand credit line and bonding capacity.

A failure to adequately implement these changes could adversely effect our operating results. Additionally, we can offer no assurance that we will be able to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized.

WE DEPEND ON KEY PERSONNEL, THE LOSS OF WHOM COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

We believe our performance and continued growth are substantially dependent on our senior management. None of these individuals are currently subject to employment agreements or non-compete agreements. If we fail to keep the services of one or more of these persons our business condition and prospects could be significantly adversely affected. We maintain key-man life insurance with respect to our Chief Executive Officer, Mr. George A. Kast. We believe that our future success will also depend greatly on our continued ability to attract and keep additional highly skilled and qualified personnel. If we fail to attract or retain qualified personnel, we will be unable to execute our growth strategy.

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WE HAVE RELIED ON AND EXPECT TO CONTINUE TO RELY ON OUR COOLING TOWER
BUSINESS FOR A SUBSTANTIAL MAJORITY OF OUR REVENUE, AND A DECLINE IN SUCH BUSINESS WOULD CAUSE OUR REVENUES TO DECLINE.

We have derived substantially all of our revenues from our cooling tower business in 2000 and the first six months of 2001. Although we are working on the expansion of our water treatment and cooling water service programs, these are still new businesses which have not contributed materially to our results of operations to date and which are subject to all the risks typical of such businesses. Accordingly, we expect that the revenue from our cooling tower business will continue to constitute substantially all of our revenue in the near future. Any factors adversely affecting the pricing of our cooling tower products or the demand for these products, including competition or changes in the economic or regulatory environments of any of our key customer sectors such as the electric power industry, could adversely affect our revenue and cause our business to suffer.

WE HAVE EXPERIENCED SEASONAL FLUCTUATIONS IN OUR REVENUES, WHICH MAY
CONTINUE.

We have experienced some seasonality in our results of operations in the past. In general, we have experienced increased revenues and operating income in the fourth quarter of the year than in other calendar quarters. We attribute some of this increase to the increased demand for our cooling tower retrofit and repair services which occurs following the warmer summer months and the end of the year capital budget cycles of our customers. Our quarterly results may also be significantly affected by:

*    the timing and magnitude of acquisitions;

* variations in the margins of projects performed during any particular quarter; and

*    economic conditions.

For these reasons, a quarter to quarter comparison is not a good indication of our performance or how we will perform in the future.

WE DEPEND ON CERTAIN KEY SUPPLIERS AND ADVERSE DEVELOPMENTS CONCERNING THESE SUPPLIERS COULD ADVERSELY EFFECT OUR BUSINESS.

We currently outsource a substantial portion of our manufacturing of cooling tower components to outside suppliers and vendors. Although it is our policy on suppliers and vendors to obtain as many qualified sources where possible to supply these components, we presently use certain key suppliers for some of these components. Our reliance upon key suppliers involves a number of risks, including the absence of adequate capacity, reduced control over component availability, delivery schedules, manufacturing yields and costs. If these suppliers are unable or unwilling to continue manufacturing our components in required volumes and at high quality levels, we will have to select acceptable alternative manufacturers, which could be a timely process. It is possible that an alternate source may not be available to us when needed or be in a position to satisfy

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our production requirements at acceptable prices and quality.  If we are required or choose to change these suppliers, our revenue may decline and our customer relationships may be damaged. Any significant interruption in manufacturing would reduce our supply of products to our customers, which may harm our business.


               RISKS RELATED TO OUR INDUSTRY AND GENERALLY

COMPETITION IN THE MARKETS IN WHICH WE COMPETE COULD PREVENT US FROM INCREASING OR SUSTAINING OUR REVENUES AND PREVENT US FROM ACHIEVING OR SUSTAINING PROFITABILITY.

The market for water cooling towers is extremely competitive worldwide. There are approximately four other major manufacturers of new industrial water cooling towers in the United States. There are approximately 15 regional companies providing retrofits and repair services. Our primary competitors internationally generally consist of the same competitors with which we compete in the United States. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than we can. In addition, certain of our competitors are divisions of large multi-national corporations and may have better access to capital or lower capital costs.

OUR INTERNATIONAL BUSINESS RESULTS ARE INFLUENCED BY ECONOMIC AND OTHER FACTORS THAT ARE DIFFERENT THAN IN THE U.S. MARKET.

We have in the past engaged in projects in the Pacific Rim, North America, South America, Asia and Europe, and expect to continue to engage in projects in international markets. A portion of our revenue is derived from these markets. During 2000 and the first six months of 2001, approximately 18.9% and 13.5%, respectively, of our revenue was generated outside the United States. Our international operations are subject to certain risks, such as changes in United States trade regulations or non-U.S. governmental regulatory policies, local political and economic developments, potentially adverse tax consequences including imposition or increase of withholding and other taxes on remittances, potential staffing and labor disputes, and credit risk or financial condition of local customers. In addition, in the event of any disputes arising from non-U.S. operations, we may be subject to the exclusive jurisdiction of foreign courts and may not be successful in subjecting foreign persons or entities to the jurisdiction of U.S. courts. We attempt to mitigate these risk elements through a variety of means, including requiring letters of credit, limiting job scope, currency risk management, including requiring payment in U.S. dollars, using local subcontractors to construct our towers, and requiring payment prior to the shipment of our towers. We can offer no assurance, however, that we will be able to mange these risk elements successfully, in which case our operating results may be adversely affected.

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                    RISKS RELATED TO OUR COMMON STOCK

THE TRADING MARKET FOR OUR COMMON STOCK IS CURRENTLY LIMITED WHICH MAY ADVERSELY AFFECT YOUR ABILITY TO SELL YOUR SHARES OR COULD DEPRESS OUR STOCK PRICE.

Although our common stock is listed for trading on the Over-the-Counter Bulletin Board, our stock has traded in only small volumes. In addition, due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced
securities (generally those below $5.00 per share).   We cannot predict the
extent to which investor interest in our stock will lead to an increase in its market price or the development of a more active trading market or how liquid that market might become. The absence of an increase in the market price of our stock or an active public trading market could impede an investor's ability to sell their shares or could depress our stock price.

THE PRICE OF OUR COMMON SHARES MAY BE SUBJECT TO VOLATILITY WHICH COULD ADVERSELY AFFECT YOUR INVESTMENT.

The current price of our common stock may not be indicative of prices that will prevail in the trading market. The market price for our common stock may be affected by a number of factors including the following:

*    seasonal fluctuations in operating results;

*    developments in our industry;

*    variations in our competitors' results of operations;

*    our sales of common stock or other securities in the future;

* general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market for its securities. We may become the target of similar litigation. Securities litigation may result in substantial costs and divert management attention and resources, which may harm our business and financial condition, as well as the market price of our common stock.

AN INVESTOR IS NOT LIKELY TO RECEIVE DIVIDENDS IN THE FORSEEABLE FUTURE.

We have not paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We expect that future earnings, if any, will be used to finance our growth.

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